UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DIGITAL ANGEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DIGITAL ANGEL CORPORATION TO HOLD VIRTUAL INVESTOR ROAD SHOW FOR ALL INTERESTED INVESTORS
COMPANY TO DISCUSS GROWTH DRIVERS AND MERGER BENEFITS
SO. ST. PAUL, MN (November 14, 2007) — Digital Angel Corporation (the “Company”) (AMEX: DOC), a leading provider of radio frequency identification (RFID) and global positioning system (GPS) technologies that enable the rapid and accurate identification, location tracking and condition monitoring of people, animals and high-value assets, announced today that the Company’s interim Chief Executive Officer and President, Barry M. Edelstein, will hold a virtual investor road show on Monday, November 19, 2007 at 8:30 am ET to discuss the growth drivers of the Company’s business and the immediate benefits of its merger with Applied Digital (NASDAQ: ADSX).
Mr. Edelstein said, “We believe the merger with Applied Digital will open the door for increased institutional investment in the combined company by removing the obstacles that have previously dissuaded these investors from buying Digital Angel stock. By no longer having a majority owner of Digital Angel, which caused an overhang on our stock, we believe investors will again focus on the value and growth potential of our businesses. This online road show is accessible to all interested investors.”
Digital Angel will host its online road show on November 19, 2007, for investors, analysts, business and trade media, and other interested parties at 8:30 a.m. EST. Interested participants should call (866) 323-2725 within the United States or (706) 643-1836 internationally. Please use passcode 24741013. Alternatively, a simultaneous webcast of the live conference call and accompanying presentation slides can be accessed through Digital Angel’s website at www.digitalangelcorp.com. For persons unable to participate in either the conference call or the webcast, a digitized replay will be available from November 19 at approximately 11:00 a.m. EST to November 26 at 11:59 p.m. EST. For the replay, dial (800) 642-1687 (USA) or (706) 645-9291 (international), using access code 24741013. Alternatively, a webcast replay can be accessed through Digital Angel’s website at www.digitalangelcorp.com.
About Digital Angel Corporation
Digital Angel Corporation (AMEX:DOC) is a leading provider of radio frequency identification (RFID) and global positioning system (GPS) technologies that enable the rapid and accurate identification, location tracking and condition monitoring of people, animals and high-value assets. The company’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and RFID ear tags; and GPS search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts. Digital Angel Corporation has entered into an agreement to merge with its parent company Applied Digital (NASDAQ:ADSX).
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this press release contains forward-looking statements including, but not limited to: our expectations regarding increased institutional investment and investors focusing on the value and growth potential of our businesses. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement.

The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the risk factors set forth in our annual and quarterly reports and the following: our ability to obtain the requisite stockholder approval and to satisfy other conditions to the merger; our ability to implement our business plan and our ability to meet our cash obligations. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.
In connection with the merger, Applied Digital has filed with the SEC a Registration Statement on Form S-4, as amended, that contains a Joint Proxy Statement/Prospectus of Applied Digital and the Company. The Registration Statement was declared effective on October 5, 2007. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully because they contain important information about the Company, Applied Digital and the proposed transaction. The Joint Proxy Statement/Prospectus and other relevant materials, and any other documents filed with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by Applied Digital or the Company by directing a written request, as appropriate, to Applied Digital at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations, or to Digital Angel at 490 Villaume Avenue, South St. Paul, Minnesota 55075, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.
Participants in Solicitation
Applied Digital, the Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding Applied Digital’s directors and executive officers is also included in Applied Digital’s proxy statement (Form DEF 14A) for the 2007 annual meeting of its stockholders, which was filed with the SEC on May 4, 2007. These documents are available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at the addresses above.
###

Contact:	Digital Angel	CEOcast
	Allison Tomek	Dan Schustack
	(561) 805-8044	(212) 732-4300
	atomek@adsx.com	dschustack@ceocast.com